EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the six month and three month periods ended June 30, 2004 and 2003.

                                          Six Months Ended                         Six Months Ended
                                            June 30, 2004                            June 30, 2003
                                            -------------                            -------------

                                    Income                                  Income
                                    Available to                            Available to
                                    Common                    Per Share     Common                      Per Share
                                    Stockholders  Shares       Amount       Stockholders   Shares        Amount
                                    ------------  ------       ------       ------------   ------        ------
Net income (loss)                       $166,681                                $124,041
  Less: Preferred stock dividends        (24,978)                                (24,974)
                                        --------                                --------
Income (loss) available to common
stockholders                             141,703  30,214,000      $0.01           99,067   22,197,000     $0.01
                                                                  =====                                   =====
Effect of dilutive securities:

  Stock options and warrants                 ---     147,000        ---              ---          ---       ---
  Prefered stock                          24,978     568,000        ---           24,974      568,000       ---
                                          ------     -------        ---           ------      -------       ---
Income (loss) available to common
  stockholders and assumed
  conversion                            $166,681  30,929,000      $0.01         $124,041   22,765,000     $0.01
                                        ========  ==========      =====         ========   ==========     =====

Options and warrants totaling 10,280,000 and 11,462,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 2004 and 2003, respectively.

                                            Three Months Ended                    Three Months Ended
                                              June 30, 2004                         June 30, 2003
                                              -------------                         -------------

                                    Income                                  Income
                                    Available to                            Available to
                                    Common                    Per Share     Common                      Per Share
                                    Stockholders  Shares       Amount       Stockholders   Shares        Amount
                                    ------------  ------       ------       ------------   ------        ------

Net income (loss)                       $138,016                                $102,006
  Less: Preferred stock dividends        (12,489)                                (12,487)
Income (loss) available to common        -------                                 -------
stockholders                             125,527  31,129,000      $0.00           89,519   22,369,000    $0.00
                                                                  =====                                  =====
Effect of dilutive securities:

  Stock options and warrants                 ---     193,000        ---              ---          ---      ---
  Prefered stock                          12,489     568,000        ---           12,487      568,000      ---
Income (loss) available to common        -------     -------       ----           ------      -------     ----
  stockholders and assumed
  conversion                            $138,016  31,890,000      $0.00         $102,006   22,937,000    $0.00
                                        ========  ==========      =====         ========   ==========    =====

Options and warrants totaling 10,233,000 and 11,462,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended June 30, 2004 and 2003, respectively.
